EXHIBIT 10.27

THIRD AMENDMENT TO

SECOND AMENDED AND RESTATED LEASE AGREEMENT

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED LEASE AGREEMENT (the "Amendment"), dated as of February __, 1999 is entered into by and between ET LLC, a Delaware Limited Liability Company d/b/a ET QRS LLC ("Landlord") and ETEC SYSTEMS, INC., a Nevada corporation ("Tenant") and consented to by TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York life insurance company (the "Lender").

W I T N E S S E T H

WHEREAS Landlord and Tenant entered into a Second Amended and Restated Lease Agreement dated as of February 2, 1998 between Landlord and Tenant (as amended by the First Amendment to Second Amended and Restated Lease Agreement dated as of March 31, 1998 and the Second Amendment to Second Amended and Restated Lease Agreement dated as of May 8, 1998, the "Lease");

WHEREAS Tenant wishes to issue certain Convertible Subordinated Debentures (the "Convertible Subordinated Debentures") pursuant to an Indenture (the "Indenture") to be entered into between Tenant and State Street Bank and Trust Company of California, as trustee, with subordination provisions ("Subordination Provisions") no less favorable to Landlord than the subordination provisions described in Article 13 of the draft dated February 15, 1999 of the indenture attached as Exhibit A hereto.

WHEREAS Landlord and Tenant now desire to clarify certain provisions of the Lease and enter into this Amendment as hereinafter set forth to facilitate the issuance of the Convertible Subordinated Debentures.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Lease.

2. Paragraph 4(n) of Exhibit E to the Lease, the definition of "Restricted Payments," is hereby amended by adding immediately before the period at the end of such definition, the following phrase:

; provided, further, that none of (x) the payment by the Tenant of the principal amount of any Qualified Subordinated Debt which is convertible into equity securities of the Tenant, together with accrued and unpaid interest on the final maturity date of such Qualified Subordinated Debt, (y) the purchase, redemption or other acquisition or retirement for value of any Qualified Subordinated Debt with any junior securities, or (z) the honoring by the tenant of any conversion request by a holder of Qualified Subordinated Debt that is convertible into equity securities of the Tenant or other junior securities (including the payment by Tenant of any cash in lieu of fractional shares), shall be a "Restricted Payment" for purposes of this definition. For purposes of this definition "junior securities" shall mean (a) equity securities of Tenant, or (b) other securities of Tenant that are subordinated in right of payment to Tenant's Superior Indebtedness (as defined in Schedule 1 hereto) to substantially the same extent, or to a greater extent, as the Qualified Subordinated Debt being purchased, redeemed, acquired, or retired for value.

3. Landlord and Lender hereby approve and consent to the Subordination Provisions and hereby agree that all Indebtedness of Tenant incurred in connection with the Convertible Subordinated Debentures or the Indenture shall constitute "Qualified Subordinated Debt" for purposes of Exhibit E to the Lease.

4. Except as is specifically modified hereby, the terms and conditions of the Lease shall remain in full force and effect and from and after the date hereof the term "Lease" shall refer to the Lease as amended by this Amendment.

5. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

6. The Landlord and the Tenant hereby designate all obligations and liabilities (contingent or otherwise) of the Tenant in respect of the Lease and related documents (in each case, as the same have, or may be, amended, supplemented, amended and restated or otherwise modified or assigned from time to time, including by this Amendment) to be "Designated Senior Debt" for purposes of the Indenture.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered and delivered this Amendment as of the date first above written.

LANDLORD:

ET LLC, a Delaware limited liability company,

d/b/a ET QRS LLC

By: Corporate Property Associates

12 Incorporated, Member

By:__/s/__________________________

Name: W. Sean Souak

Title: FVP

By: Corporate Property Associates

14 Incorporated, Member

By:__/s/__________________________

Name: W. Sean Souak

Title: FVP

TENANT:

ETEC SYSTEMS, INC.,

a Nevada corporation

By:_____/s/________________________

Name: William D. Snyder

Title: CFO

The undersigned hereby acknowledges and consents to the foregoing Amendment.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York life insurance company

By:___/s/__________________________

Name: David Persky

Title: Assoc. Director

Definitions.

"Designated Senior Debt" means (i) the Company's existing credit facility, (ii) the Second Amended and Restated Lease Agreement dated as of February 2, 1998 by and between ET LLC, d/b/a ET QRS LLC, as landlord and the Company as tenant and related documents (in each case, as the same may be amended, supplemented, amended and restated or otherwise modified or assigned from time to time, (iii) the Participation Agreement dated as of December 5, 1997 among the Company, Lease Plan North America, Inc., the participants named therein and ABN AMRO Bank N.V., as agent for the participants and the related lease and other documents (in each case, as the same may be amended, supplemented, amended and restated or otherwise modified or assigned from the time to time, and (iv) the Company's obligations under any other particular Senior Debt with respect to which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Debt shall be "Designated Senior Debt" for purposes of the Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt).

* * *

"Indebtedness" when used with respect to any Person, and without duplication means:

        all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any property, services or assets (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services, all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers' acceptances, surety bonds, performance bonds or other guaranty of contractual performance, all obligations and liabilities (contingent or otherwise) in respect of (w) leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person, (x) any lease or related documents (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase the leased property, (y) the Second Amended and Restated Lease Agreement dated as of February 2, 1998 by and between ET LLC, d/b/a ET QRS LLC, as landlord and the Company as tenant and related documents (in each case, as the same may be amended, supplemented, amended and restated or otherwise modified or assigned from time to time), and (z) the Participation Agreement dated as of December 5, 1997 among the Company, Lease Plan North America, Inc., the participants named therein and ABN AMRO Bank N.V., as agent for the participants and the related lease and other documents (in each case, as the same may be amended, supplemented, amended and restated or otherwise modified or assigned from time to time), all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement, all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (i) through (iv), any indebtedness or other obligations described in clauses (i) through (iv) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person, and any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (i) through (vi).

* * *

"Senior Debt" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or termination payment with respect to or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness (as defined) of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is pair passu or junior to the Securities. Notwithstanding the foregoing, the term Senior Debt shall include, without limitation, all Designated Senior Debt, and shall not include Indebtedness of the Company to any subsidiary of the Company, a majority of the voting stock of which is owned, directly or indirectly, by the Company.

Subordination.

  SUBORDINATION

    Securities Subordinated to Senior Debt.

    The Company covenants and agrees, and each Holder of Securities, by such Holder's acceptance thereof, likewise covenants and agrees, that the indebtedness represented by the Securities and the payment of the principal of and premium, if any, and interest (including Liquidated Damages, if any) on each and all of the Securities is hereby expressly subordinate and junior, to the extent and in the manner hereinafter set forth and as set forth in Section 3.1, in right of payment to the prior payment in full of all Senior Debt.

      In the event of any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, then the holders of all Senior Debt shall first be entitled to receive payment of the full amount due thereon in respect of all such Senior Debt and all other amounts due or provision shall be made for such amount in cash, or other payments satisfactory to the holders of Senior Debt, before the Holders of any of the Securities are entitled to receive any payment or distribution of any character, whether in cash, securities or other property, on account of the principal of or premium, if any, or interest (including Liquidated Damages, if any) on the indebtedness evidenced by the Securities.

      In the event of any acceleration of Maturity of the Securities because of an Event of Default, then, unless and until the full amount due in respect of all Senior Debt is paid in cash or other form of payment satisfactory to the holders of Senior Debt, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Securities or to acquire any of the Securities (including any redemption, cash conversion or repurchase pursuant to the exercise of the Repurchase Right).

      In the event of and during the continuance of any default in payment of the principal of or premium, if any, or interest on, rent or other payment obligation in respect of, any Designated Senior Debt, then, unless and until all such payments due in respect of such Designated Senior Debt have been paid in full in cash or other payments satisfactory to the holders of Designated Senior Debt, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Securities.

      During the continuance of any event of default with respect to any Designated Senior Debt, as such event of default is defined under any such Designated Senior Debt or in any agreement pursuant to which any Designated Senior Debt has been issued (other than a default in payment of the principal of or premium, if any, or interest on, rent or other payment obligation in respect of any Designated Senior Debt), permitting the holder or holders of such Designated Senior Debt to accelerate the maturity thereof (or in the case of any lease, permitting the landlord either to terminate the lease or to require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder), no payment shall be made by the Company, directly or indirectly, with respect to principal of, premium, if any, or interest (including Liquidated Damages, if any) on the Securities for 179 days following notice in writing (a "Payment Blockage Notice") to the Company, from any holder or holders of such Designated Senior Debt or their representative or representatives or the trustee or trustees under any indenture or under which any instrument evidencing any such Designated Senior Debt may have been issued, that such an event of default has occurred and is continuing, unless such event of default has been cured or waived or such Designated Senior Debt has been paid in full; provided, however, if the maturity of such Designated Senior Debt is accelerated (or in the case of any lease, as a result of such event of default, the landlord under the lease has given the Company notice of its intention to terminate the lease or to require the Company to make an irrevocable offer to terminate the lease), no payment may be made on the Securities until such Designated Senior Debt has been paid in full in cash or such acceleration (or termination, in the case of a lease) has been cured or waived. For purposes of this Section 13.1(d), such Payment Blockage Notice shall be deemed to include notice of all other events of default under such indenture or instrument, which are continuing at the time of the event of default specified in such Payment Blockage Notice. The provisions of this Section 13.1(d) shall apply only to one such Payment Blockage Notice given in any period of 365 days with respect to any issue of Designated Senior Debt, and no such continuing event of default that existed or was continuing on the date of delivery of any Payment Blockage Notice shall be, or shall be made the basis for a subsequent Payment Blockage Notice.

      In the event that, notwithstanding the foregoing provisions of Sections 13.1(a), through (d), any payment on account of principal, premium, if any, or interest (including Liquidated Damages, if any) on the Securities shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), (i) after the occurrence of an event specified in Section 13.1(a) or (b), then, unless and until all Senior Debt is paid in full in cash, or provision shall he made therefor, (ii) after the happening of an event of default under any Designated Senior Debt of the type specified in Section 13.1(c) above, then, unless and until the amount of such Designated Senior Debt then due shall have been paid in full, or provision made therefor or such event of default shall have been cured or waived, or (iii) after the happening of an event of default of the type specified in Section 13.1(d) above and the delivery of a Payment Blockage Notice, unless and until such event of default shall have been cured or waived or the 179-day period specified in Section 13.1(d) shall have expired, such payment (subject, in each case, to the provisions of Section 13.7) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Designated Senior Debt (unless an event described in Section 13.1(a) or (b) has occurred, in which case the payment shall be held in trust for the benefit of, and shall be immediately paid over to all holders of Senior Debt) or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Designated Senior Debt or Senior Debt, as the case may be, may have been issued, as their interests my appear. The Company shall give prompt written notice to the Trustee of any default under any Senior Debt or under any agreement pursuant to which Senior Debt may have been issued.

    Subrogation.

    Subject to the payment in full of all Senior Debt to which the indebtedness evidenced by the Securities is in the circumstances subordinated as provided in Section 13.1, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Debt until all amounts owing on the Securities shall be paid in full, and, as between the Company, its creditors other than holders of such Senior Debt, and the Holders of the Securities, no such payment or distribution made to the holders of Senior Debt by virtue of this Article which otherwise would have been made to the holders of the Securities shall be deemed to be a payment by the Company on account of such Senior Debt, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Debt, on the other hand.

    Obligation of Company Unconditional.

    Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and premium, if any, and interest (including Liquidated Damages, if any) on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

    Maturity of or Default on Senior Debt.

    Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, then all principal of or premium, if any, or interest on, rent or other payment obligations in respect of all such matured Senior Debt shall first be paid in full, or such payment shall have been duly provided for, before any payment on account of principal, or premium, if any, or interest (including Liquidated Damages, if any) is made upon the Securities.

    Payments on Securities Permitted.

    Except as expressly provided in this Article, nothing contained in this Article shall affect the obligation of the Company to make, or prevent the Company from making, payments of the principal of, or premium, if any, or interest (including Liquidated Damages, if any) on the Securities in accordance with the provisions hereof and thereof, or shall prevent the Trustee or any Paying Agent from applying any moneys deposited with it hereunder to the payment of the principal of, or premium, if any, or interest (including Liquidated Damages, if any) on the Securities.

    Effectuation of Subordination by Trustee.

    Each Holder of Securities, by such Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

    Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other Person making any payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, and as to other facts pertinent to the right of such Persons under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Persons pending judicial determination as to the right of such Persons to receive such payment.

    Knowledge of Trustee.

    Notwithstanding the provision of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Debt, of any default in payment of principal of, premium, if any, or interest on, rent or other payment obligation in respect of any Senior Debt, or of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until a Responsible Officer of the Trustee having responsibility for the administration of the trust established by this Indenture shall have received written notice thereof from the Company, any Holder of Securities, any Paying or Conversion Agent of the Company or the holder or representative of any class of Senior Debt, and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such default or facts exist; provided, however, that unless on the third Business Day prior to the date upon which by the terms hereof any such moneys may become payable for any purpose the Trustee shall have received the notice provided for in this Section 13.7, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

    Trustee's Relation to Senior Debt.

    The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Debt at the time held by it, to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

    Nothing in this Article shall apply to claims of or payments to the Trustee under or pursuant to Section 5.7.

    With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article or otherwise.

    Rights of Holders of Senior Debt Not Impaired.

    No right of any present or future holder of any Senior Debt to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

    Modification of Terms of Senior Debt.

    Any renewal or extension of the time of payment of any Senior Debt or the exercise by the holders of Senior Debt of any of their rights under any instrument creating or evidencing Senior Debt, including without limitation the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Securities or the Trustee.

    No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Debt is outstanding or of such Senior Debt, whether or not such release is in accordance with the provisions or any applicable document, shall in any way alter or affect any of the provisions of this Article or of the Securities relating to the subordination thereof.

    Certain Conversions Not Deemed Payment.

For the purposes of this Article 13 only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 12 shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on Securities or on account of the purchase or other acquisition of Securities, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 12.3), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on such Security. For the purposes of this Section 13.11, the term "junior securities" means (a) shares of any common stock of the Company or (b) other securities of the Company that are subordinated in right of payment to all Senior Debt that may be outstanding at the time of issuance or delivery of such securities to substantially the same extend as, or to a greater extent that, the Securities are so subordinated as provided in this Article. Nothing contained in this Article 13 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Debt) and the Holders of Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 12.